FOR IMMEDIATE RELEASE	News Release
Mercury Systems Completes Previously Announced Acquisition of Embedded Security, RF and Microwave, and Custom Microelectronics Businesses
from Microsemi Corporation

CHELMSFORD, Mass. − May 2, 2016 − Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), today announced the completion of its previously reported acquisition of the embedded security, RF and microwave, and custom microelectronics businesses from Microsemi Corporation.

Pursuant to the terms of the Stock Purchase Agreement applicable to the acquisition, Mercury acquired these businesses for a total purchase price of $300 million, subject to adjustment for certain working capital items. The acquisition and associated transaction expenses were funded with a combination of a new $200 million bank term loan A facility and Mercury cash on hand, which includes net proceeds of approximately $94 million from Mercury’s recent issuance of common stock in an underwritten public offering. In addition to the term loan, Mercury has also put in place a new $100 million revolving credit facility which remains undrawn.

“We’re pleased that this transaction was completed on schedule; the next step is executing a seamless integration,” said Mark Aslett, President and CEO of Mercury. “The acquisition is directly aligned with our strategy of expanding our capabilities, services and offerings along the sensor processing chain, and positions Mercury as the defense industry’s largest commercial embedded secure processing company.”

Rothschild served as Mercury’s financial advisor for the equity offering, Morgan, Lewis & Bockius LLP served as Mercury’s legal advisor for the acquisition and the equity offering, and Ropes & Gray LLP served as Mercury’s legal advisor for the debt financing.

For more information on the acquisition, visit www.mrcy.com/acquisition.

Mercury Systems – Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure processing subsystems designed and made in the USA. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Chelmsford, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the transactions described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
+1 978-967-1990

Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY